UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

April 26, 2007

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 2.05 Costs Associated With Exit or Disposal Activities

ITEM 9.01     Exhibits

SIGNATURE

Exhibit Index

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05 Costs Associated with Exit or Disposal Activities

On April 26, 2007, Modine Manufacturing Company (the “Company”) announced its conditional plans to close its Jackson, Mississippi manufacturing plant. The decision is conditioned upon the conclusion of decision bargaining with the union at the facility.

The conditional decision to close the Jackson plant was communicated to affected employees on April 26, 2007. If decision bargaining results in the closing being implemented, the closure of the Jackson facility is expected to be completed by the end of the first quarter of the Company’s fiscal year ending March 31, 2009. This activity is part of the Company’s previously announced ongoing cost reduction initiatives of its Global Repositioning Plan.

In conjunction with this action, the Company currently expects to incur approximately $4.3 million in pre-tax charges over the closure period, consisting of $1.5 million of employee-related costs (subject to union decision bargaining) and $2.8 million of other related costs. Cash-related expenditures for this closure action are expected to be approximately $4.3 million.

A copy of the press release announcing this item is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Form 8-K contains forward-looking statements as indicated by the use of the words “expects” and “currently expects.” Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended March 31, 2006, including the information in Items 1A and 7 of that report, and the Company’s periodic reports on Forms 10-Q.

ITEM 9.01.    Exhibits

Exhibit 99.1	Press Release dated April 26, 2007 announcing steps in Company’s Global Repositioning Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ David B. Rayburn
David B. Rayburn President and Chief Executive Officer

By: /s/ Dean R. Zakos
Dean R. Zakos Vice President, General Counsel and Secretary

Date: April 27, 2007

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated April 26, 2007 announcing steps in Company’s Global Repositioning Plan